EXHIBIT 99.1

         FNB Corp. Reports on Annual Meeting of Shareholders

    ASHEBORO, N.C.--(BUSINESS WIRE)--May 12, 2004--FNB Corp. (NASDAQ:
FNBN), the holding company for First National Bank and Trust Company, Rowan Bank and Dover Mortgage Company, reported on the results of its Annual Meeting of Shareholders held on Tuesday, May 11, 2004 in Asheboro, NC.
    Chairman and President Michael C. Miller presided at the meeting. The following directors were elected for a three-year term, ending in May 2007: James M. Campbell, Jr., R. Larry Campbell, Thomas A. Jordan, and Michael C. Miller.
    At the conclusion of the formal business agenda, Mr. Miller made a presentation in which he commented on the state of the economy both nationally and in the Company's market area. He also reported on the Company's achievements for 2003 and its plans for 2004.
    Miller also reviewed certain information contained in the Company's most recent Form 10-Q, which was filed with the SEC on May 10, 2004. Miller stated: "When we filed our quarterly SEC 10-Q report yesterday, we reported that FNB Corp., through both of its banking subsidiaries, would make some special provisions to loan loss reserves in the second quarter of 2004. Management has identified certain loans that are expected to be either wholly or partially charged off in the second quarter, resulting in charge-offs estimated to be in a range of $1,800,000 to $2,500,000. Although a portion of these loans had specific reserves included in the allowance for loan losses at March 31, 2004, it is expected that the provision for loan losses charged against income in the second quarter of 2004 will be higher than in the 2004 first quarter. Due to the utilization of specific reserves in recording these charge-offs, however, the allowance for loan losses, as a percentage of loans held for investment, may be at a lower level at June 30, 2004 than at March 31, 2004. The level of non-performing loans we have been reporting will decrease."
    He continued: "We also reported in Form 10-Q on a required accounting change that will affect mortgage operations, including ours, by delaying or postponing the recognition of income related to service-release premiums. When we completed our purchase of Dover in 2003, accounting rules required expected income relating to the service-release premium to be recognized at the time the related loan commitment was first entered into. Effective April 1, 2004, the new accounting rules require that income from the service-release premium be delayed until the sale of the loan to a third-party investor is complete and funded. The affect of that accounting change on our financial statements is unknown at this time but could be material."
    Miller concluded the meeting, thanking the more than 250 shareholders in attendance for their support, and asking them to participate in enhancing the company's performance by handling their own banking and investment management business with FNB companies and by encouraging friends, family members and business associates to do likewise.
    FNB Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company, Rowan Bank and Dover Mortgage Company. First National Bank and Trust (www.fnbnc.com) operates seventeen community offices in Archdale, Asheboro, Biscoe, Ellerbe, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Seagrove, Siler City, Southern Pines and Trinity and a loan production office in Greensboro. Rowan Bank (www.rowanbank.com) operates three community offices in China Grove, Kannapolis and Salisbury and a loan production office in Concord. Dover Mortgage Company (www.dovermortgage.com) operates seven mortgage production offices in Charlotte, Carolina Beach, Goldsboro, Greenville, Lake Norman, Raleigh and Wilmington. Through its subsidiaries, FNB offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, trust and wealth management and internet banking services. Deposits are insured by the Federal Deposit Insurance Corporation.
    FNB Corp. stock is traded on the Nasdaq National Market System under the symbol "FNBN". Market makers for FNB Corp. stock are Scott & Stringfellow, Keefe, Bruyette & Woods, Goldman Sachs, FIG Partners LLC, Ferris Baker Watts, Knight Securities, Ryan, Beck & Company, Trident Securities, Sandler O'Neill & Partners and Stern Agee and Leach.
    This news release contains forward-looking statements, including estimates of future results. Such statements are subject to certain factors which may cause the company's results to vary from those expected, including the risks set forth from time to time in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

    CONTACT: FNB Corp.
             Jerry A. Little, 336-626-8300